UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): January 16, 2013

DelMar Pharmaceuticals, Inc.
(Exact name of registrant as specified in charter)

Nevada	000-54801	99-0360497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36 Mclean Street, Red Bank, NJ 07701
(Address of principal executive offices)

732-865-4252
(Registrant's Telephone Number)

Berry Only Inc.
Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

DelMar Pharmaceuticals, Inc.

Current Report on Form 8-K

Item 3.03 Material Modification to Rights of Security Holders.

On January 17, 2013, DelMar Pharmaceuticals, Inc. (formerly known as Berry Only Inc.) (the “Company”) filed a certificate of designation of Special Voting Preferred Stock (the “Certificate of Designation”) with the Secretary of State of Nevada.

Pursuant to the Certificate of Designation, one share of the Company’s blank check preferred stock was designated as Special Voting Preferred Stock. The Special Voting Preferred Stock votes as a single class with the common stock and is entitled to a number of votes equal to the number of Exchangeable Shares of 0959456 B.C. Ltd. (“Exchangeco”) outstanding as of the applicable record date (i) that are not owned by the Company or its affiliates and (ii) as to which the holder has received voting instructions from the holders of such Exchangeable Shares in accordance with the Voting and Exchange Trust Agreement to be entered into among the Company, Exchangeco and the trustee thereunder (the “Trust Agreement”).

The Special Voting Preferred Stock is not entitled to receive any dividends or to receive any assets of the Company upon any liquidation, and is not convertible into common stock of the Company.

The voting rights of the Special Voting Preferred Stock will terminate pursuant to and in accordance with the Trust Agreement. The Special Voting Preferred Stock will be automatically cancelled at such time as the share of Special Voting Preferred Stock has no votes attached to it.

The Certificate of Designation is attached hereto as Exhibit 3.1(a).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 3.03.

The Company filed Articles of Merger with the Secretary of State of Nevada, effective January 21, 2013, pursuant to which the Company’s wholly-owned subsidiary, DelMar Pharmaceuticals, Inc. (formed solely for the purpose of effecting a change in the name of the Company), merged into the Company, and the Company changed its name from Berry Only Inc. to DelMar Pharmaceuticals, Inc. (the “Name Change”). The Board approved the  Name Change without any requirement for shareholder action.

The Articles of Merger effecting the Name Change of the Company are attached as Exhibit 3.1(b) to this Current Report.

Item 8.01 Other Events

On January 16, 2013, FINRA announced, on the OTCBB Daily List, a 3.389831-1 stock dividend (“Stock Dividend”) with respect to the outstanding common stock of the Company. The Stock Dividend is being effected by the Company’s transfer agent without any further action on the part of shareholders. No action was required by shareholders with respect to the Stock Dividend.

Item 9.01 Financial Statements and Exhibits

Exhibits required by Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit

3.1(a)	Certificate of Designation

3.1(b)	Articles of Merger

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMAR PHARMACEUTICALS, INC.

January 23, 2013	By	/s/ Lisa Guise
	Name:	Lisa Guise
	Title:	President